Exhibit 10.7

iSpecimen, Inc.

Capital Commitment Agreement

Capital Commitment Agreement (the “Agreement”) made as of this September 1, 2012, by and between iSpecimen Inc., a Delaware corporation located at 275 Grove Street, Suite 2-400, Newton, Massachusetts 02466 (the “Company”), and Andrew L. Ross, an individual residing at 75 Myles Standish Road, Weston, MA 02493 and an investor in the Company (the “Investor”).

Recitals

A.	WHEREAS, Investor has previously has made a commitment to invest $1,500,000 (the “Series A Commitment”) for 1,968,504 shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) at a price per share of $0.762, as evidenced by a certain Series A Preferred Stock Subscription Agreement executed by the parties;

B.	WHEREAS, the initial $600,000 of the Series A Commitment has already been provided to the Company by the Investor, in exchange for the initial 787,402 shares of the Preferred Shares, with the remaining $900,000 of the Series A Commitment to be provided to the Company in two subsequent; and

C.	WHEREAS, the Investor is hereby willing to commit additional equity capital to the Company, above and beyond the Series A Commitment, upon the achievement of certain milestones and objectives.

Agreement

In consideration of the facts set forth in the recitals hereto, which recitals are made a substantive part of this Agreement, and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Existing Investment.

The parties acknowledge that the Investor has previously made an investment commitment of $1,500,000 in the Company for the purchase of 1,968,504 shares of the Company’s Series A Preferred Stock, at a price per share of $0.762. To date, $600,000 of the total $1,500,000 investment commitment has been funded by the Investor. The tranches for funding of such Investor’s total investment commitment have been or shall be, as the case may be, made as follows: (1) 40% of the Investor’s total investment commitment (or $600,000) has been made prior to the execution of this Agreement site (“Tranche 1”); (2) 30.0% of the Investor’s total investment commitment (or $450,000) shall be made and shall be dependent upon the successful implementation of the Company’s technology solution at an initial hospital site (“Tranche 2”); and (3) 30.0% of the Investor’s total investment commitment (or $450,000) shall be made and shall be dependent upon the execution by the Company of definitive agreements with a second hospital or healthcare system that would permit specimen and data access for the Company (“Tranche 3”) (collectively, the “Existing Investment”, which shall equal the Series A Commitment).

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Capital Commitment Agreement

2.            Commitment for Follow-On Investment.

2.1          Commitment for Follow-On Investment. The Investor hereby undertakes and commits to provide to the Company an additional $500,000 of equity capital (the “Follow-On Equity Commitment”) in accordance with the terms below, to be accepted at the election and sole discretion of the Company. The terms of the Follow-On Equity Commitment shall be as follows: (i) the Follow-On Equity Commitment shall be available to the Company for a period of nineteen (19) months from the date of execution of the Series A Preferred Stock Subscription Agreement between the Company and the Investor and only upon completion of the Existing Investment; (ii) the Company shall provide a minimum notice to the Investor of thirty (30) days of its intention to draw down on the Follow-On Equity Commitment; (iii) the Follow-On Equity Commitment shall be in exchange for the Company's Common Stock issued and priced at the Board-approved value for options and other Common Stock transactions three months prior to the notice date; and (iv) the Company must demonstrate satisfactory achievement of no less than ninety (90%) of projected gross revenue objectives, as presented in the Company’s financial projections attached hereto as Exhibit A, calculated on a trailing twelve month basis at the time of the call for the Follow-On Equity Commitment. The foregoing clause (iv) may be waived by mutual consent of the parties if the Company is deemed viable by some other commercially reasonable standard.

2.2          Consideration for Follow-On Equity Commitment. In consideration for making the Existing Investment and for offering the Follow-On Equity Commitment, the Company shall grant to Investor a certain number of shares of the Company’s Common Stock (the “Common Shares”), sequentially and in accordance with the terms outlined below, such that the Investor shall own a total of one-third (1/3) of the capital stock of the Company issued and outstanding on the date of completion of the Existing Investment. The Common Shares shall be issued as follows: (i) 440,000 Common Shares shall be issued upon the completion by the Investor of the Tranche 2 investment; (ii) 190,000 Common Shares shall be issued upon the completion by the Investor of the Tranche 3 investment; and (iii) an additional number of Common Shares shall be issued, if necessary, upon the completion of the Existing Investment such that the sum of the Preferred Shares and Common Shares owned by the Investor equals one-third (1/3) of the Company’s issued and outstanding capital stock on the date of completion of the Existing Investment. For reference and clarification, example capitalization projections are attached hereto as Exhibit B. The Common Shares, when so issued, shall be fully vested upon issuance. As a prerequisite to the issuance of any Common Shares under this Agreement, the Company will promptly undertake to waive any anti-dilution adjustment provision specified in the Series A Preferred Stock Subscription Agreement.

3.            Representations of Investor. To induce the Company to enter into this Agreement, Investor hereby represents and warrants to the Company that the statements contained in this section are true and correct as of the date hereof:

3.1          Ownership. Investor is receiving the Common Shares being issued to him hereunder for his own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 or any state securities law, subject to Investor’s rights at all times to sell or otherwise dispose of all or any part of such Common Shares.

3.2          Investor Knowledge. Investor represents: (i) as an officer and director of the Company, and the sole manager and member of the Company, he is knowledgeable, sophisticated and experienced in business and financial matters concerning the Company and the Company; (ii) he has previously invested in securities similar to the Common Shares and fully understands the limitations on transfer described in this Agreement; (iii) is able to bear the economic risks of obtaining and holding the Common Shares and is presently able to afford the complete loss of his investment therein and in the Common Shares; and (iv) has been afforded access to information about the Company and the Company, and the Company’s and Company’s financial condition, results of operations, business, management and prospects, to the extent that the Company or the Company possesses such information or can acquire it without unreasonable effort or expense, sufficient to enable Investor to evaluate his investments in the Common Shares.

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3.3          Information; Reliance on Representations. Investor acknowledges that he has been afforded the opportunity (i) to ask such questions about the Company which he has deemed necessary and to receive answers concerning the terms and conditions of the conversion and exchange of the Company membership interests for the Common Shares, and (ii) to obtain such additional information that the Company or Company possesses or can acquire without unreasonable effort or expense and that is necessary to verify the accuracy and completeness of the answers provided by the Company or the Company. Investor also acknowledges that he has been advised to and afforded the opportunity to consult with his own attorney regarding legal matters concerning the transactions described herein and to consult with an independent tax adviser regarding the tax consequences of the transactions described herein.

3.4          Suitability. The Investor confirms that it understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the purchase of the Common Shares is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Common Shares, and accordingly, it may not be possible for the Investor to liquidate its investment in case of emergency. The Investor recognizes that the Company is a development-stage enterprise with limited operating history and is currently developing, extending and refining its business strategy and marketing plan.

3.5          Lack of Liquidity. The Investor confirms that it is able to bear the economic risk of this investment, and to hold the Common Shares for an indefinite period of time. The Investor has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned Investor’s ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments is reasonable in relation to its net worth and annual income.

3.6          Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this speculative investment and of making an informed investment decision. The Investor is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). As an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act, if the Investor is an individual, the Investor has (i) a net worth (exclusive of his primary residence and furnishings) of $1.0 million, or (ii) annual income in each of the last two calendar years (and anticipated annual income for this calendar year) of at least $200,000 (or $300,000 jointly with the Investor’s spouse).

3.7          Investment Intent. The Common Shares are being acquired by the undersigned solely for the Investor’s own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Common Shares for which it hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor must bear the economic risk of the investment for an indefinite period of time because the Common Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

3.9          Investment Commitment Not Disproportionate to Net Worth. The Investor’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth and the Investor’s investment in the Company will not cause such overall commitment to become excessive.

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Capital Commitment Agreement

4.           Confidentiality.

All non-public information disclosed by a party to the other party the pursuant to this Agreement, as well as the discussions and negotiations between the parties regarding the transaction, shall be subject to confidentiality obligations. The parties acknowledge that during the performance of this Agreement, each party will have access to certain of the other party’s Confidential Information or Confidential Information of third parties that the disclosing party is required to maintain as confidential. Both parties agree that all items of Confidential Information are proprietary to the disclosing party or such third party, as applicable, and shall remain the sole property of the disclosing party or such third party. “Confidential Information” shall mean all written or oral information not generally available to the public, disclosed by either party to the other, related to the operations of the Company’s business or the operations of either party or a third party that has been identified as confidential or that by the nature of the information or the circumstances surrounding disclosure ought reasonably to be treated as confidential.

Each party agrees as follows: (i) to use the Confidential Information only for the purposes described herein; (ii) that such party will not reproduce the Confidential Information and will hold in confidence and protect the Confidential Information from dissemination to, and use by, any third party; (iii) that neither party will create any derivative work from Confidential Information disclosed to such party by the other party; (iv) to restrict access to the Confidential Information to such of its personnel, agents, and/or consultants, if any, who have a need to know the information and have access and who have been advised of and have agreed in writing to treat such information in accordance with the terms of this Agreement; and (v) to return or destroy all Confidential Information of the other party in its possession upon termination or expiration of this Agreement.

Notwithstanding the foregoing sentence, Confidential Information does not include (i) information which is or becomes publicly available (except as may be disclosed in violation of this Agreement); or (ii) information acquired by the Investor from a source other than the Company or any of its employees, which source acquired such information directly from the Company without a breach of any confidentiality obligation between such source and the Company; (iii) information which is independently developed by the Investor without access to or use of Confidential Information of the Company or any of its affiliates or customers; or (iv) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation.

5.           Miscellaneous.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof. As to all other matters, including contract matters, this Agreement shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws or choice of laws that would result in the application of any law other than the laws of the Commonwealth of Massachusetts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered to the party to be notified, (b) when sent by e-mail or facsimile transmission (including PDF or other electronic means) if sent during normal business hours of the recipient, if not, then on the next business day, (c) four (4) days after having been deposited in the U.S. mail, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. From and after the date of this Agreement, upon the request of Investor or the Company, the Company, the Company and Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Amendments, modifications or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and Investor. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon the parties, unless approved in writing by each party. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof, and supersedes any prior communications, agreements in principle, understandings, conversations, documentation, whether oral or in writing. It is understood and agreed however, that the parties shall correct any discrepancies between this agreement and the parties’ understandings that are the result of a scrivener's error.

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Capital Commitment Agreement

Signing of this Agreement and transmission by facsimile or electronic document transfer will be acceptable and binding upon the parties hereto. Each party agrees that no failure or delay by another party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise or the exercise of any other right, power or privilege hereunder.

6.            Resolution of Disputes.

6.1          Arbitration. Except as provided in Section 6.2 below, any controversy or claim arising out of or relating to this Agreement shall be submitted for settlement to an arbitrator. If the parties cannot agree upon an arbitrator, the controversy, claim or breach shall be referred to JAMS/EndDispute. Such arbitration shall be held in Boston, Massachusetts, and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction. The prevailing party shall be entitled to recover all costs and expenses associated with any arbitration (including attorneys’ fees); and if no party completely prevails, each party shall be responsible for its own expenses. In the event of any conflict between the arbitration rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall be controlling. The arbitrator shall be required to (i) follow the substantive rules of applicable law, (ii) require all testimony to be transcribed, and (iii) accompany the award with findings of fact and a statement of reasons for the decision. The arbitrator shall have the authority to permit discovery for no more than thirty (30) days, to the extent deemed appropriate by the arbitrator, upon reasonable request of a party. The arbitrator shall have no power or authority to (i) add to or detract from the written agreement of the parties set forth herein, (ii) modify or disregard any provision of this Agreement or any of the other related documents, or (iii) address or resolve any issue not submitted by the parties The arbitrator shall hold proceedings during a period of not longer than thirty (30) days promptly following conclusion of discovery, and the arbitrator shall render a final decision within ten (10) days following conclusion of the hearings. The arbitrator shall have the power to grant injunctive relief (without the necessity of a party posting a bond) in the event a party has violated the terms of this Agreement.

6.2          Injunctive Relief. Each party hereby acknowledges that breach of its obligations hereunder may result in irreparable harm to the other party and monetary damages may be inadequate to compensate for such harm. Therefore, the party who has been harmed by a breach of this Agreement may seek injunctive relief against such breach or threatened breach in addition to any other remedies that party may have under applicable law, and without the necessity of posting a bond.

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Capital Commitment Agreement

iSpecimen, Inc.

Capital Commitment Agreement

Signature Page

In Witness Whereof, each of the parties hereto have caused this Capital Commitment Agreement to be duly executed as of the day and year first written above.

iSpecimen, Inc.

By:	/s/ Christopher Ianelli, MD, PhD
Name:	Christopher Ianelli, MD, PhD
Title:	President & Chief Executive Officer

Investor

/s/ Andrew L. Ross
Andrew L. Ross

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Capital Commitment Agreement

Exhibit A

Financial Projections

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Capital Commitment Agreement

Exhibit B

Example Capitalization Projection

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